UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

Chemomab Therapeutics Ltd.

(Exact name of Registrant as Specified in Its Charter)

State of Israel	001-38807	81-3676773
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Kiryat Atidim, Building 7
Tel Aviv, Israel	6158002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972-77-331-0156

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing twenty (20) ordinary shares, no par value per share	CMMB	Nasdaq Capital Market

Ordinary shares, no par value per share	N/A	Nasdaq Capital Market*

* Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        As previously reported by Chemomab Therapeutics Ltd. (the “Company”) in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on September 17, 2021, the Company and Mr. Stephen Squinto, the Company’s chairman of the board of directors (the “Board”), agreed that Mr. Squinto’s term as chairman of the Board would lapse no later than June 30, 2022, and concurrent with Mr. Squinto’s resignation, the Company’s nominating and governance committee and Board would move to recommend that the Company’s shareholders appoint Dr. Dale Pfost, the Company’s Chief Executive Officer and Class III director, as Mr. Squinto’s successor as chairman of the Board (or, alternatively, Dr. Pfost will have the right to identify a candidate to be appointed as chairman of the Board).

On December 12, 2021, the Company and Mr. Squinto mutually agreed that Mr. Squinto’s resignation as the chairman of the Board will enter into effect on December 19, 2021.

Mr. Squinto indicated that this decision was not as a result of any disagreement with the Company or its board of directors nor any matter related to the Company’s operations, policies or practices.

In accordance with the Israeli Companies Law, 5759-1999, the appointment of a chief executive officer to the position of chairman of the board of directors requires the approval of the company’s nominating committee, board of directors and shareholders (pursuant to a special majority), in that order. On December 15, 2021, the nominating and governance committee and the Board each approved and recommended that the shareholders approve the appointment of Dr. Pfost as chairman of the Board. The Company intends to promptly pursue shareholder approval of Dr. Pfost’s appointment to the position of chairman of the Board.

Item 7.01 Regulation FD Disclosure.

On December 16, 2021, the Company issued a press release announcing the events discussed under Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press release issued by Chemomab Therapeutics Ltd. dated December 16, 2021

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOMAB THERAPEUTICS LTD.

Date: December 16, 2021	By:	/s/ Donald Marvin
Name: Donald Marvin
Title: Executive V.P., Chief Financial Officer and Chief Operating Officer